EXHIBIT 99.1

Pharma-Bio Serv Signs Strategic Collaboration Agreement with Quality Technical Iberica, S.L.

DORADO, PUERTO RICO, October 9, 2014 – Pharma-Bio Serv. (OTCQB: PBSV), a compliance, project management and technology transfer support consulting firm, announced today that it has signed a three-year strategic collaboration agreement with Quality Technical Iberica, S.L (“QTI”), a Spain-based company specializing in Calibrations, Validation, HVAC and Clean Room Qualification services.

Under the agreement, QTI will provide technical advisory consulting assistance for establishing a new Pharma-Bio Serv, Puerto Rican-based Calibrations Services Division that will develop and operate a central metrology/calibration laboratory and provide lab and field calibration, verification and qualification of equipment and installations, readiness audits, HVAC and clean room qualification and related services.  Pharma-Bio Serv will market these services through the new division.

“Our alliance with QTI is a significant milestone which allows us to serve our clients’ needs by expanding our portfolio of services”, said Ms. Elizabeth Plaza, Principal Executive Officer of Pharma-Bio Serv. “We look forward to a fruitful and highly productive relationship with QTI and a bright future together,” Ms. Plaza added.

“We are especially pleased to support Pharma-Bio Serv goals for their new Calibration Services Division,” said Valentin Martinez, President of QTI. “Our work together will yield exceptional client service offerings from Pharma-Bio Serv,” he added.

About Quality Technical Iberica, S.L.

Quality Technical Iberica, S.L., is a Spain-based company with 15 years of experience and a market share of approximately 70% within the Spanish market for Calibrations, Validation, HVAC and Clean Room Qualification services.

About Pharma-Bio Serv Inc.

Pharma-Bio Serv is a compliance, project management and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland and Spain. Pharma-Bio Serv's core business is FDA and international agencies regulatory compliance related services with integrated portfolio services including microbiological and chemical testing services for clients in the Pharmaceutical, Biotechnology, Chemical, Medical Device, Cosmetic, Food and Allied Products industries, at its laboratory testing facility in Puerto Rico. Services also include "Integratek," an information technology consulting practice, and "Pharma Serv Academy" a division that provides technical and regulatory standards seminars/training conducted by industry experts. The Company's global team includes more than 300 leading engineering and life science professionals, quality assurance managers and directors.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2013 and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Relations Contact:
Scott Gordon
President
CorProminence LLC
scottg@corprominence.com
631 703 4900